Exhibit 99.1

HearMe Announces Executive Changes and Withdrawal of Nasdaq Appeal As Part of Company Wind Down Process

MOUNTAIN VIEW, Calif. (Aug. 13, 2001)—HearMe (Nasdaq: HEAR) today announced executive level management changes and withdrawal of its Nasdaq appeal as part of its previously announced plan for an orderly close of normal business operations.

Chief Executive Officer (CEO) Rob Csongor, 39, and Chief Financial Officer (CFO) Linda Palmor, 46, have stepped down from their respective positions as part of the wind down process. Moving forward, Mr. Csongor will continue to serve on HearMe's Board of Directors.

Effective immediately, HearMe Chief Technology Officer (CTO) James Schmidt, 48, will serve as CEO and manage the wind down initiatives that include a potential sale of assets and settlement of liabilities. Mr. Schmidt has also been appointed to HearMe's Board of Directors, occupying a vacancy created by the resignation of David Brown as a Director of HearMe. Joyce Keshmiry, 55, HearMe's Corporate Controller, will serve as CFO.

In addition, the Company also announced that it will not pursue the 10-for-1 reverse stock split that it previously proposed to submit for stockholder approval at the Annual Meeting. Accordingly, the Company is withdrawing its request for review of a NASD staff determination to discontinue the trading of the Company's common stock on the Nasdaq National Market. The Company expects that its common stock will begin trading on the OTC Bulletin Board.

The Company's Board of Directors is currently in the process of reviewing a wind down plan which, upon approval, will be presented to the Company's stockholders for approval.

About HearMe

HearMe (Nasdaq: HEAR) develops VoIP application technologies that deliver increased productivity and flexibility in communication via next generation communications networks. The Company's PC-to-phone, phone-to-phone, and PC-to-PC VoIP application platform offers innovative technology and turnkey applications that simplify the process of bringing differentiated, enhanced communications services to market. Communications services supported or enhanced by HearMe technology include VoIP-based conferencing, VoIP Calling, and VoIP-enabled customer relationship management (CRM). Founded in 1995, HearMe is located in Mountain View, California, and is located on the Internet at www.hearme.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and may include words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements. No assurance can be given that HearMe will be successful in pursuing a sale of its assets, or that an orderly winding-down of HearMe's operations would actually increase stockholder value or result in any remaining capital for distribution to stockholders. HearMe may not be able to find qualified buyers for its assets. Furthermore, because many of HearMe's assets, particularly its intellectual property, will decline in value over time, HearMe may not be able to consummate the sale of these assets in time to generate meaningful value. We expect to recognize little or no revenue following this announcement, other than revenue recognized from the sale of any assets. HearMe may not be able to negotiate a settlement of all of its obligations to creditors. These include, without limitation, long term contractual obligations associated with facilities leases and business agreements with third parties. Other potential risks and uncertainties include, without limitation, the risk that anticipated plans or timing may change, our ability to retain key employees through the wind down period; our ability to support our customers; delay and/or additional costs associated with any sale of technology assets; costs incurred if the sale of any assets is terminated due to HearMe's failure to obtain stockholder approval for such sale; material contingencies provided for in a sale of assets; amendment, delay in implementation or termination of any plan to wind down HearMe's business; delisting of HearMe stock from the Nasdaq National Market; litigation arising as a result of HearMe's plan to wind down its operations; and changing legislation and government regulation. These and other risk factors are or will be described in detail in HearMe's Annual Report on Form 10-K/A for the period ended December 31, 2000, Form 10-Q for the period ended March 31, 2001, and in HearMe's other filings with the Securities and Exchange Commission. HearMe does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

HearMe is a trademark of HearMe. All other products or service names mentioned herein are trademarks of their respective owners.

Contact:

    HearMe
    Paula Fujimoto, 650/429-3778
    investor_relations@hearme.com
    press@hearme.com